Exhibit 10.2

                     ALLONGE TO SHARE PURCHASE AGREEMENT AND
                                DEED OF INDEMNITY
                   relating to shares in Super Insight Limited

THIS ALLONGE is made on the 28th day of November 2003.

WHEREAS

(A) On 28 November, 2003, a Share Purchase Agreement (the "Purchase Agreement") was entered into between Immtech International, Inc. (the "Purchaser"), Mr. Chan Kon Fung (the "Seller") and Super Insight Limited (the "Company").

(B) On 28 November, 2003, a Deed of Indemnity (the "Original Deed of Indemnity") was entered into between the Purchaser, the Seller and the Company.

(C) The parties hereto wish to amend and add to the Purchase Agreement and the Original Deed of Indemnity by execution of this Allonge.

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties hereto agree as follows:

I.    INTERPRETATION

A. Capitalized terms used herein (including the Recitals) and not otherwise defined herein and except where the context otherwise requires shall have the meanings set forth for such terms in the Purchase Agreement or the Original Deed of Indemnity.

B. References to Clauses and Schedules in this Allonge shall refer to the corresponding Clauses or Schedules to the Purchase Agreement or the Original Deed of Indemnity as applicable.

C. References to "the Agreement" or "this Deed" whether contained in the Purchase Agreement, the Original Deed of Indemnity or in this Allonge shall be construed to mean (as applicable) the Purchase Agreement as amended or the Original Deed of Indemnity as amended pursuant to the terms of this Allonge.

II.   REVISED TERMS

A.    The following party is added to the Purchase Agreement:

      "(4) LENTON FIBRE OPTICS DEVELOPMENT LIMITED, a company incorporated in Hong Kong under the Companies Ordinance with registered number 673085 whose registered office is at 3rd Floor, A.I.E. Building, No. 33 Connaught Road Central, Hong Kong ("Lenton")."

B. The following Recitals (H), (I), (J), (K), (L) (M) and (N) are added after Recital (G) of the Purchase Agreement:

      "(H) Immtech Hong Kong Limited is a company incorporated in Hong Kong under the Companies Ordinance with registered number 826594 whose registered office is at 3/F, A.I.E. Building, No.33 Connaught Road Central, Hong Kong ("Immtech Hong Kong"), and as at the date hereof has an authorized share capital of HK$10,000.00 divided into one class of 10,000 ordinary shares of HK$1.00 each, of which 10,000 shares have been issued and are fully paid up.

      (I) Lenton beneficially owns, free and clear of any lien, charge or encumbrance, 10,000 shares of Immtech Hong Kong, of which 9,999 shares are registered in the name of Lenton and 1 share is registered in the name of Seconom Limited as the nominee of Lenton (the "Immtech Hong Kong Shares").

      (J) Immtech Therapeutics Limited [CHINESE SYMBOLS] is a company incorporated in Hong Kong under the Companies Ordinance with registered number 852044 whose registered office is at 3rd Floor, AIE Building, 33 Connaught Road Central, Hong Kong ("Immtech Therapeutics"), and as at the date hereof has an authorized share capital of HK$10,000.00 divided into one class of 10,000 ordinary shares of HK$1.00 each, all of which shares have been issued and are fully paid up.

      (K) Immtech Hong Kong beneficially owns, free and clear of any lien, charge or encumbrance, 5,100 shares of Immtech Therapeutics, of which all are registered in the name of Immtech Hong Kong.

      (L) Centralfield International Limited, a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 3175, Road Town, Tortola, British Virgin Islands, beneficially owns, free and clear of any lien, charge or encumbrance, 3,500 shares of Immtech Therapeutics, of which all are registered in the name of Centralfield International Limited.

      (M) Bingo Star Limited, a company incorporated in the British Virgin Islands whose registered office is at 3rd Floor, A.I.E. Building, 33 Connaught Road Central, Hong Kong, beneficially owns, free and clear of any lien, charge or encumbrance, 1,400 shares of Immtech Therapeutics, of which all are registered in the name of Bingo Star Limited.

      (N) The Purchaser wishes to purchase from Lenton, and Lenton wishes to sell to the Purchaser, the Immtech Hong Kong Shares upon the terms and conditions as set forth herein."

      (O) The Seller has agreed to guarantee the obligations of the Company and Lenton hereunder.

      (P) The Purchaser's execution and delivery, and therefor its obligations under, the Share Purchase Agreement are contingent upon Seller's execution and delivery of this Allonge to the Purchaser.

C.    The following definitions are added to Clause 1.01 of the Purchase
      Agreement:

            ""Appraisal" means a real estate appraisal of the Properties by a recognized appraiser in the geographic region of the Properties certifying that the value of the Properties is not less than the sum of the net book value of the Consideration Shares on the books of the Purchaser plus US$400,000.00;

            "Immtech Hong Kong Purchase Consideration" means the consideration payable for the Immtech Hong Kong Shares as specified in Clause 3;"

            "Immtech Hong Kong Shares" means 10,000 ordinary shares of HK$1.00 each in the share capital of Immtech Hong Kong;"

D. The following definition in Clause 1.01 of the Purchase Agreement is hereby deleted in its entirety and is replaced with the following:

            ""Completion" means completion of the purchase of the Transaction Shares and the Immtech Hong Kong Shares as specified in Clause 5;

E. Clause 1.04 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 1.04:

            "1.04 The expressions "the Purchaser", the "Company", "the Seller" and "Lenton" shall, where the context permits, include their respective successors and permitted assigns."

F. Clause 2.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 2.01:

            "2.01 Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase the Transaction Shares from the Seller at the Purchase Consideration payable in accordance with this Agreement and the Seller hereby agrees to sell the Transaction Shares to the Purchaser on the Completion Date at the Purchase Consideration payable in accordance with this Agreement. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase the Immtech Hong Kong Shares from Lenton at the Immtech Hong Kong Purchase Consideration payable in accordance with this Agreement and Lenton hereby agrees to sell the Immtech Hong Kong Shares to the Purchaser on the Completion Date at the Immtech Hong Kong Purchase Consideration payable in accordance with this Agreement." No action to be taken at the Completion shall be deemed to have occurred until all have occurred, and when all have occurred they shall be deemed to have occurred simultaneously.

G.    The following is added to the end of Clause 2.02 of the Purchase
      Agreement:

            "The Immtech Hong Kong Shares shall be sold free from all liens, charges, third party rights and encumbrances of whatever nature and with all rights now or hereinafter attaching thereto, and shall be transferred to the Purchaser and/ or its nominee and be recorded in the statutory registers of Immtech Hong Kong and will accordingly rank pari passu for all dividends and other distributions hereafter declared, made or paid on the issued ordinary share capital of Immtech Hong Kong on and with effect from Completion."

H.    The following is added to the end of Clause 2.03 of the Purchase
      Agreement:

            "Lenton represents and warrants to the Purchaser that all necessary resolutions have been passed and other steps and actions have been taken to approve the transfer of the Immtech Hong Kong Shares and the record of the Purchaser and/or its nominee as shareholder(s) of the Immtech Hong Kong Shares on the statutory registers of Immtech Hong Kong."

I.    The following is added to the end of Clause 2.04 of the Purchase
      Agreement:

            "Lenton hereby confirms that no person or entity, as of the date of this Agreement, has or will have, from the date of this Agreement to the Completion Date, any right to purchase or subscribe for any shares of Immtech Hong Kong, including the Immtech Hong Kong Shares, or any right to request or be allotted or issued shares of Immtech Hong Kong from either Lenton or Immtech Hong Kong, or any other shares of Immtech Hong Kong (including but not limited to shares of Immtech Hong Kong in a class different from that of the Immtech Hong Kong Shares)."

J. Clause 3 of the Purchase Agreement is deleted in its entirety and replaced with the following:

            "The Consideration for the Transaction Shares shall be US$398,712.00 in cash plus the Consideration Shares. The consideration for the Immtech Hong Kong Shares shall be HK$10,000.00 payable in cash."

K. Clause 4.01 of the Purchase Agreement is hereby deleted in its entirety and is replaced by the following Clause 4.01:

            "4.01 Completion shall be conditional upon:

            (a) the Purchaser obtaining the consent to its execution of this Agreement from its Board of Directors in a form and in terms satisfactory to it;

            (b) Life Science having acquired full title to the Properties free and clear of all claims, charges, mortgages, liens, encumbrances, leases, tenancies, options, covenants, restrictions, conditions or other agreements affecting the Properties and has obtained exclusive and unfettered possession of the Properties;

            (c) the Purchaser being satisfied with the results of its due diligence investigations into the Company and Immtech Hong Kong;

            (d) all representations, warranties and undertakings of the Seller, the Company and Lenton being true, correct and complete as of the Completion Date; and

            (e) the Seller delivering to the Purchaser an Appraisal acceptable to the Purchaser's public auditors."

L.    The following is added to the end of Clause 5.02 of the Purchase
      Agreement:

            "Lenton represents and warrants to the Purchaser that (i)Lenton have the power and authority to enter into this Agreement and Lenton and Immtech Hong Kong have the power and authority to consummate the transactions contemplated hereby; (ii) this Agreement has been duly executed and delivered by Lenton, and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms;
            (iii) Lenton has good and marketable title to the Immtech Hong Kong Shares, free of liens, charges and encumbrances; and (iv) the Board of Directors of Immtech Hong Kong has resolved and approved, at a duly called and held meeting of Immtech Hong Kong's Board of Directors, all actions and documents necessary and convenient to the completion of the relevant transactions described herein and to enter the name(s) of the Purchaser and/or its nominee(s) in the register of members of Immtech Hong Kong as holders of the Immtech Hong Kong Shares."

M. Clause 5.03 of the Purchase Agreement is hereby deleted in its entirety and is replaced by the following Clause 5.03:

      "5.03 At Completion, the Seller shall deliver or cause to be delivered to the Purchaser all the items contemplated under Clause 5.03(a) to Clause 5.03(g), and Lenton shall deliver or cause to be delivered to the Purchaser all the items contemplated under Clause 5.03(h) to Clause 5.03(m):

            (a) a duly executed instrument of transfer and contract notes in respect of the Transaction Shares in favour of the Purchaser or its nominee(s);

            (b) original share certificate in respect of 100 Shares in the name of the Seller;

            (c) such other documents as may be required to give the Purchaser or its nominee(s) good title to the Transaction Shares free from all liens, charges, equities, encumbrances and third party rights of any nature and to enable the Purchaser or its nominee(s) to become the registered holders thereof;

            (d) a copy, certified as true and complete by a director of the Company, of each of the minutes of the shareholders' meeting and the board meeting of the Company referred to in Clause
                  5.02 above;

            (e) the Land Grant Contract and Title Certificate and other title documents and approvals to the Properties, showing title to the Properties to be in Life Science, for safekeeping on behalf of the Company and Life Science;

            (f)   the Deed of Indemnity duly executed by the Seller;

            (g) a cheque drawn in favour of the Government of Hong Kong for the full payment of the Seller's share of stamp duty in respect of the Consideration Shares;

            (h) duly executed instruments of transfer and contract notes in respect of the Immtech Hong Kong Shares in favour of the Purchaser and / or its nominee(s);

            (i) original share certificate in respect of 9,999 Immtech Hong Kong Shares in the name of Lenton, and original share certificate in respect of 1 Immtech Hong Kong Share in the name of Seconom Limited;

            (j) such other documents as may be required to give the Purchaser and / or its nominee(s) good title to the Immtech Hong Kong Shares free from all liens, charges, equities, encumbrances and third party rights of any nature and to enable the Purchaser and / or its nominee(s) to become the registered holders thereof;

            (k) a copy, certified as true and complete by a director of Immtech Hong Kong, of the minutes of the board meeting of Immtech Hong Kong referred to in Clause 5.02 above;

            (l) the Deed of Indemnity duly executed by the Seller, Lenton and Immtech Hong Kong; and

            (m) a cheque drawn in favour of the Government of Hong Kong for the full payment of Lenton's share of stamp duty in respect of the Immtech Hong Kong Shares.

N. Clause 5.04 of the Purchase Agreement is hereby deleted in its entirety and is replaced by the following Clause 5.04:

            "5.04 At Completion, the Purchaser shall deliver to the Seller all the items contemplated under Clause 5.04(a) to Clause 5.04(d), and the Purchaser shall deliver to Lenton the item contemplated under Clause 5.04(e):-

            (a) a bankers' draft in the amount of US$200,000.00 drawn on a prime bank in Hong Kong in favour of the Seller or as it may direct in writing (whose receipt shall be an absolute discharge thereof) in satisfaction of US$200,000.00 of the US$398,712.00 cash part of the Purchase Consideration as stipulated in Clause 3;

            (b) a duly executed instrument of transfer and contract notes in respect of the Consideration Shares in favour of the Seller or its nominee(s);

            (c) original share certificates in respect of the Consideration Shares in the name of the Purchaser or its nominee;

            (d) a signature page to the Deed of Indemnity duly executed by the Purchaser; and

            (e) a bankers' draft in the amount of HK$10,000.00 (US$1,289.00) drawn on a prime bank in Hong Kong in favour of Lenton or as it may direct in writing (whose receipt shall be an absolute discharge thereof) in satisfaction of the Immtech Hong Kong Purchase Consideration as stipulated in Clause 3."

O. The introduction of Clause 5.06 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            "Without prejudice to any other remedies available to the Purchaser, if in any respect the provisions of Clause 5.02 and Clause 5.03 are not complied with (other than as a result of the willful default of the Purchaser) by the Company, Lenton or the Seller (as the case may
            be) on the Completion Date, the Purchaser may:"

P. The heading of Clause 6 of the Purchase Agreement is hereby deleted in its entirety and is replaced by the following:

      "6. FURTHER OBLIGATIONS OF THE SELLER, THE PURCHASER AND LENTON"

Q. Clause 6.04(d) of the Purchase Agreement is hereby deleted in its entirety and is replaced by the following Clause 6.04(d):

      "(d) procure that the name of the building of which the Properties form part of be changed to "Immtech Life Science Building" within nine
            (9) months of the execution of this Agreement by all the parties hereto, and agree to any future change of name of such building which may be proposed by the Purchaser as the Purchaser may be entitled or empowered to effect such change directly or indirectly through any subsidiary or entity or otherwise; and"

R. Clause 6.06 of the Purchase Agreement is hereby deleted in its entirety and is replaced by the following Clause 6.06:

            "6.06 The Purchaser shall, within two (2) month of the execution of this Agreement by all the parties hereto, deliver to the Seller a bankers' draft in the amount of US$198,712.00 drawn on a prime bank in Hong Kong in favour of the Seller or as it may direct in writing (whose receipt shall be an absolute discharge thereof) in satisfaction of the remaining cash part of the Purchase Consideration as stipulated in Clause 3."

S. The following Clause 6.07 to Clause 6.10 are added after Clause 6.06 of the Purchase Agreement:

            "6.07 Lenton shall procure that the business of Immtech Hong Kong be operated in a manner consistent with past practices during the period from the date hereof until Completion.

            6.08 Between the date hereof and Completion, Lenton shall not, and shall procure that Immtech Hong Kong shall not, without the prior consent in writing of the Purchaser, enter into any contracts or hire any employee or incur any single expenditure in excess of US$2,000.00 or an aggregate expenditure in excess of US$2,000.00.

            6.09 Lenton undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for Immtech Hong Kong) against any claim which may be brought by any of the directors of Immtech Hong Kong who resign or are intended to resign.

            6.10 Lenton shall forthwith upon Completion procure Mr. Chan Kon Fung to resign from the board of directors of Immtech Hong Kong."

T. Clause 7.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 7.01:

            "7.01 The Company, Lenton and the Seller hereby represent, warrant and undertake to the Purchaser (to the intent that the provisions of this Clause 7 shall continue to have full force and effect notwithstanding Completion) in the terms set out in Clause 2, Clause 5, this Clause 7 and in Schedule 3 and acknowledge that the Purchaser, in entering into this Agreement, is relying on such representations, warranties and undertakings and that the Purchaser shall be entitled to treat the same as conditions to the obligations of the Purchaser under this Agreement."

U. Clause 7.04 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 7.04:

            " 7.04 The Seller hereby undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Company or for itself and as trustee of Immtech Hong Kong, as applicable) against any loss or liability suffered by the Purchaser as a result of or in connection with any breach of the said representations, warranties and undertakings including, but not limited to, any diminution in the value of the assets of and any payment made or required to be made by the Purchaser, the Company or Immtech Hong Kong and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies of the Purchaser in relation to any such breach of representation, warranty or undertaking and all such other rights and remedies are hereby expressly reserved to the Purchaser."

V.    The following is added to the end of Clause 7.05 of the Purchase
      Agreement:

            "Lenton represents and warrants that (i) the business of Immtech Hong Kong shall be operated in a manner consistent with past practices during the period from the date hereof until Completion; and (ii) between the date hereof and Completion, Immtech Hong Kong shall not, without the prior consent in writing of the Purchaser, enter into any contracts or hire any employee or incur any single expenditure in excess of US$2,000.00 or an aggregate expenditure in excess of US$2,000.00."

W. Clause 8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 8:

            "8.   GUARANTEE

            8.01 In consideration of the Purchaser entering into this Agreement, the Seller as primary obligor hereby unconditionally and irrevocably guarantees by way of continuing guarantee to the Purchaser the due and punctual performance and observance by the Company and Lenton of all obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants under or pursuant to this Agreement and agrees to indemnify and keep indemnified the Purchaser in full from and against all liabilities, losses, damages, claims, costs and expenses (including all legal costs and expenses on a full indemnity basis) which the Purchaser may suffer through or arising from any breach or non-fulfillment by the Company or Lenton of such obligations, commitments, undertakings, agreements, representations, warranties, indemnities or covenants or as a result of the failure by the Company or Lenton to make any payment under the Agreement when due or as a result of any of such obligations, commitments, undertakings, agreements, representations, warranties, indemnities or covenants of the Company or Lenton being or becoming void, voidable or unenforceable for any reason whatsoever (whether or not known to the Purchaser), the amount of such costs, expenses, losses or damages being the amount which the Purchaser would have otherwise been entitled to recover from the Company or Lenton together with all expenses which the Purchaser may incur in proceeding against the Company or Lenton.

            8.02 The Seller, as primary obligor, unconditionally and irrevocably agrees that if and whenever the Company or Lenton defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to this Agreement, the Seller shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Purchaser as it would have received if such obligation or liability had been duly performed and satisfied.

            8.03 The guarantee and indemnity set out in this Clause shall be a continuing security to the Purchaser for all obligations, commitments, undertakings, representations, warranties, indemnities and covenants on the part of the Company and Lenton under or pursuant to this Agreement notwithstanding any settlement of account or other matter or thing whatsoever and is in addition and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants of the Company or Lenton under or in connection with this Agreement.

            8.04 As a separate and independent stipulation, the Seller agrees that any obligation expressed to be undertaken by the Company or Lenton under this Agreement (including, without limitation, any monies expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Company or Lenton by reason of any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from the Seller as though the same has been incurred by the Seller and that the Seller was the principal obligor in respect thereof and shall be performed or paid by the Seller in accordance with the terms of this Agreement.

            8.05 The obligations of the Seller under this Clause shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:

            (a) any time or indulgence granted to, or composition with, the Company or Lenton or any other person;

            (b) the taking, variation, renewal or release of, or neglect to perfect or enforce this Agreement or any right, guarantee, remedy or security from or against the Company or Lenton or any other person;

            (c) any unenforceability or invalidity of any obligation of the Company or Lenton, so that this Clause shall be construed as if there were no such unenforceability or invalidity;

            (d) the liquidation, winding-up, receivership or bankruptcy of the Company or Lenton or the bankruptcy or individual voluntary arrangement or any similar arrangement of the Seller; and

            (e) any other act, matter, event or omission which, but for this provision, would or might operate to discharge, impair or otherwise affect the Seller's liabilities hereunder.

                        The Seller waives any right available to it under any
            applicable law which is inconsistent with any provision of this Clause 8 or which might otherwise require the Purchaser to proceed against the Company or Lenton or any other person before making a demand on the Seller.

            8.06 So long as any of the obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants of the Company or Lenton under or pursuant to this Agreement remains outstanding, the Seller shall not exercise any right of subrogation or any other right of a surety or enforce any security or other right or claim against the Company or Lenton or any other person whether in respect of its liability under this Clause 8 or otherwise or claim in the insolvency, liquidation or bankruptcy of the Company or Lenton in competition with the Purchaser.

            8.07 All payments under this Clause 8 shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required to be made from any such payment the Seller shall, together with such payment, pay to the Purchaser such additional amount as is necessary to ensure that the Purchaser receives the full amount due hereunder.

            8.08 Notwithstanding anything to the contrary herein, the aggregate maximum liability of the Seller in respect of any claims that may be made against him hereunder and under other provisions of this Agreement shall be limited to ten million United States dollars (US$10,000,000.00)."

X. Clause 9.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 9.01:

            "9.01 From the date of this Agreement until Completion, the Purchaser, its professional advisers and appointed representatives shall have the right upon prior appointment to visit the facilities of the Company and Immtech Hong Kong as they reasonably require so as to:

            (a) verify the accuracy of the representations, warranties and undertakings of the Seller or the Company or Lenton contained herein;

            (b)   check the existence and condition of the assets thereat; and

            (c) carry out a review of and investigation into the history, assets, liabilities, financial condition, contracts, commitments and the business of the Company or Immtech Hong Kong."

Y. Clause 9.02 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 9.02:

            "9.02 Lenton, or the Company and the Seller (as applicable) hereby undertake with the Purchaser to ensure that any information and documents required by the Purchaser or its professional advisers or appointed representatives for the purposes of such review and investigation referred to in Clause 9.01 shall be promptly made available, and copies of such information and documents shall be permitted to be made by the Purchaser or its professional advisers or appointed representatives. The information and documents referred to under this Clause 9 include, but shall not be limited to:

            (a) the books of account of the Company and Immtech Hong Kong including all accounts ledgers;

            (b) the statutory books of the Company and Immtech Hong Kong or copies thereof;

            (c) lists of the assets, liabilities and receivables of the Company and Immtech Hong Kong;

            (d) details of all bank accounts of the Company and Immtech Hong Kong (including the name and address of the bank with whom the account is kept and the number and nature of the account) and a statement of the credit and debit balance thereon as at the close of business on the date of this Agreement;

            (e) copies of all licenses, agreements, agencies or all other documents which affect the Company or Immtech Hong Kong ;

            (f) copies of all banking facility documentation entered into by the Company or Immtech Hong Kong, if any;

            (g) copies of all guarantees and any security documents entered into by the Company or Immtech Hong Kong, if any; and

            (h) all financial statements and accountants work papers of the Company and Immtech Hong Kong."

Z. Clause 9.03 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 9.03:

            "9.03 The Purchaser hereby undertakes with the Company, the Seller and Lenton that it will not, prior to Completion and save as required by law, make use of or disclose or divulge any information relating to the Seller, the Company, Lenton or Immtech Hong Kong obtained by it or its representatives pursuant to this Clause 9 to persons other than its own officers, employees or professional advisers. Notwithstanding the foregoing, the Purchaser undertakes to keep strictly confidential the business affairs and prospects of the Seller, the Company, Lenton and Immtech Hong Kong unless any announcement or disclosure is required to be made by law or any regulatory authority to which the Purchaser is subject and in such event, the Purchaser shall consult with the Seller and the Company, or Lenton and Immtech Hong Kong (as appropriate) before making any such announcement or disclosure."

AA. Clause 13 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Clause 13:

            "13.  WAIVER

            Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by all the other parties hereto, but no failure or delay by the Purchaser in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Purchaser of any breach by the Company, the Seller or Lenton of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby."

BB. The following notice information of Lenton is added to Clause 16.02 of the Purchase Agreement:

            "           To Lenton:-

                        Name:                   LENTON FIBRE OPTICS
                                                DEVELOPMENT LIMITED
                        Address:                Flat B, 16th Floor,
                                                132 Broadway,
                                                Mei Foo Sun Chuen, Kowloon,
                                                Hong Kong.
                        Fax Number:             (852) 2514-5381
                        Attention:              Mr. Chan Kon Fung"

CC. Paragraph 5 of Schedule 3 to the Purchase Agreement is hereby deleted in its entirety and replaced with the following Paragraph 5:

      "5. Each of the Seller, the Company and Lenton has full power and authority and all necessary consents, approvals and authorisations to empower it to enter into this Agreement and to incur and perform fully the obligations provided for herein and (in the case of the Seller only) to sell the Transaction Shares and (in the case of Lenton only) to sell the Immtech Hong Kong Shares, and to incur and perform fully the obligations provided in the Deed of Indemnity."

DD. The following paragraph is added as new Paragraph 8 of Schedule 3 to the Purchase Agreement and all subsequent paragraphs of Schedule 3 shall be renumbered accordingly:

      "8. The Immtech Hong Kong Shares will, upon Completion, constitute 100% of the issued share capital of Immtech Hong Kong and the Immtech Hong Kong Shares will be sold free from all liens, charges, third party rights and encumbrances of whatever nature and will be credited as fully paid in the manner referred to in Clause 2.02 and will rank pari passu in all respects as one class of shares with the remainder of the ordinary shares in the capital of Immtech Hong Kong and will rank pari passu for all dividends and other distributions hereafter declared, made or paid on the issued ordinary share capital of Immtech Hong Kong on and with effect from Completion."

EE. The reference to the "Immtech Building" in new Clause 22 of Schedule 3 to the Purchase Agreement is hereby deleted in its entirety and replaced with "Immtech Life Science Building".

FF. The new Paragraph 48 of Schedule 3 to the Purchase Agreement is hereby deleted in its entirety and replaced with the following Paragraph 48:

      "48. All written information given or provided to the Purchaser and its professional advisers by the Company, its professional advisers and the officers of the Company during the negotiations prior to this Agreement was when given, and is at the date hereof, true and accurate and all statements of opinion, intention or expectation in relation to the Company contained in such information were as at the time of such disclosure and will, immediately prior to Completion, having regard to circumstances then subsisting, remain truly and honestly held and had been made after due and careful consideration. There is no fact, omission, matter or circumstance which has not been disclosed in writing to the Purchaser or its professional advisers which renders any such information untrue, inaccurate or misleading or which might reasonably affect the willingness of the Purchaser to proceed with the purchase of the Transaction Shares and the Immtech Hong Kong Shares on the terms of this Agreement."

GG. The new Paragraph 49 of Schedule 3 to the Purchase Agreement is hereby deleted in its entirety and replaced with the following Paragraph 49:

      "49. There is no fact or matter concerning the Company and its business and affairs which has not on the basis of the utmost good faith been disclosed prior to the date of this Agreement in writing to the Purchaser by the Company which might reasonably affect the willingness of the Purchaser to proceed with the purchase of the Transaction Shares and the Immtech Hong Kong Shares on the terms of this Agreement."

HH. The following party is added to each of the Original Deed of Indemnity and the Deed of Indemnity:

      "(4) IMMTECH HONG KONG LIMITED, a company incorporated in Hong Kong under the Companies Ordinance with registered number 826594 whose registered office is at 3/F, A.I.E. Building, No.33 Connaught Road Central, Hong Kong ("Immtech Hong Kong")."

II. Recital (A) of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Recital (A):

      "(A) By a Share Purchase Agreement dated 28 November, 2003 (the "Agreement") made among (1) the Seller, (2) Lenton, (3) the Purchaser and (4) the Company, the Purchaser has agreed, inter alia, to purchase and the Seller has agreed, inter alia, to sell the Transaction Shares (as defined in the Agreement), and the Purchaser has agreed, inter alia, to purchase and Lenton has agreed, inter alia, to sell the Immtech Hong Kong Shares (as defined in the Agreement), on the terms and conditions therein contained, and the Seller has agreed to guarantee the obligations of the Company and Lenton thereunder."

JJ. Clause 1.01(b) of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 1.01(b):

      "(b) "Claim" means any assessment, notice, demand or other document issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country from which it appears that the Company or Immtech Hong Kong is liable or is sought to be made liable to make any payment or is deprived or is sought to be deprived of any relief or allowance or credit or right to repayment of Taxation;"

KK. Clause 1.01(c) of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 1.01(c):

      "(c) "event" includes (without limitation) the death of any person, any action, omission or transaction whether or not the Company or Immtech Hong Kong is a party thereto and includes completion of the purchase of the Transaction Shares and the purchase of the Immtech Hong Kong Shares by the Purchaser and references to the result of events on or before the date hereof shall include the combined result of two or more events one or more of which shall have taken place before the date hereof;"

LL. Clause 1.01(e)(i) of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 1.01(e)(i):

      "(i) the loss of any relief, allowance or credit granted by or pursuant to any legislation or otherwise for Taxation purposes which could but for the Claim in question have been available to the Purchaser or the Company or Immtech Hong Kong whether or not the said loss results in any Taxation being payable at the time of such loss; and"

MM. Clause 1.01(e)(ii) of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 1.01(e)(ii):

      "(ii) the nullifying or cancellation of a right to repayment of Taxation which would have been so available or is at the date hereof assumed by the Company or the Purchaser or Immtech Hong Kong to be available;"

NN. Clause 1.02 of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 1.02:

            "The expressions "the Company", "the Seller", "the Purchaser" and "Immtech Hong Kong" shall, where the context permits, include their respective successors, personal representatives and assigns."

OO. Clause 2 of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 2:

            "2.   INDEMNITY

            Subject as hereinafter provided, the Seller hereby undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Company or Immtech Hong Kong, as applicable), the Company and Immtech Hong Kong against any loss or liability suffered by the Purchaser, the Company or Immtech Hong Kong including, but not limited to, losses resulting from any breach of representations, warranties or covenants contained in this Deed or the Agreement and any diminution in the value of the assets of or shares in the Company or Immtech Hong Kong, any payment made or required to be made by the Purchaser, the Company or Immtech Hong Kong and any costs and expenses incurred as a result of or in connection with any Claim falling on the Company or Immtech Hong Kong resulting from or by reference to any income, profits or gains earned, accrued or received on or before the date hereof or any event on or before the date hereof whether alone or in conjunction with other circumstances and whether or not such is chargeable against or attributable to any other person, firm or company."

PP. Clause 3(b) of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 3(b):

      "(b) for which the Company or Immtech Hong Kong is primarily liable as a result of transactions in the ordinary course of its business after the Accounting Date."

QQ. Clause 4 of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 4:

            "4. COSTS AND EXPENSES

            The indemnities given by this Deed shall cover all costs and expenses (on a full indemnity basis) incurred by the Purchaser, the Company or Immtech Hong Kong in connection with any Claim, and any penalties, fines or interest payable by the Purchaser, the Company or Immtech Hong Kong relating to any Claim for which the Seller is liable under this Deed."

RR. Clause 5 of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 5:

            "5.   REIMBURSEMENT

            In the event that any Claim the subject of an indemnity hereunder is or has been discharged (whether by payment or by the loss of any relief, allowance, credit or right to repayment of Taxation) or suffered by the Company or Immtech Hong Kong the indemnity given hereunder shall take effect as a covenant by the Seller forthwith to reimburse the Company or Immtech Hong Kong (as the case may be) for any amount so paid or to compensate the Company or Immtech Hong Kong (as the case may be) for any loss of relief, allowance, credit or right to repayment so suffered."

SS. Clause 7 of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 7:

            "7. WAIVER AND SEVERABILITY

            No failure or delay by the Purchaser, the Company or Immtech Hong Kong in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power of remedy. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby."

TT. Clause 8 of each of the Original Deed of Indemnity and the Deed of Indemnity is hereby deleted in its entirety and replaced with the following Clause 8:

            "8.   ASSIGNMENT

            The Purchaser, the Company and Immtech Hong Kong may assign their respective rights and benefits under this Deed."

UU. The following notice information is added to Clause 9 of each of the Original Deed of Indemnity and the Deed of Indemnity:

            "To Immtech Hong Kong:  Name:       Immtech Hong Kong Limited
                                    Address:    3/F, A.I.E. Building, No.33
                                                Connaught Road Central
                                                Hong Kong
                                    Fax Number: (852) 3102 0698
                                    Attention:  Ms. Lau Ching Yin Judy"


III.  MISCELLANEOUS

A. Save as expressly amended pursuant to this Allonge, the Purchase Agreement and the Original Deed of Indemnity shall remain in full force and effect.

B. Any dispute arising out of or in connection with this Allonge shall be exclusively settled by confidential arbitration in Hong Kong at the Hong Kong International Arbitration Centre according to its rules. The arbitration shall be conducted by three arbitrators, one selected by each party to the dispute and the third by the two so selected within 21 days from the date the relevant dispute arises. The judgment of a majority of the arbitrators may be entered and enforced in any court of competent jurisdiction. The arbitrators shall have no authority to amend this Allonge. This Allonge shall be governed by and construed in all respects in accordance with the laws of Hong Kong, without regard to its laws regarding conflict of laws. The allocation of the costs relating to the arbitration as contemplated in this Clause III(B) shall be determined by the decree of a majority of the arbitrators.

IN WITNESS WHEREOF, this Allonge to the Purchase Agreement and the Original Deed of Indemnity is made effective as of the day and year first above written.

SIGNED by                                 )
/s/ T. Stephen Thompson                   )
-----------------------------------       )
T. Stephen Thompson                       )
for and on behalf of                      )
IMMTECH INTERNATIONAL, INC.               )
                                          )
in the presence of :-                     )

/s/ Gary C. Parks
-----------------------------------
GARY C. PARKS


SIGNED by                                 )
/s/ Chan Kon Fung                         )
------------------------------------      )
MR. CHAN KON FUNG                         )
                                          )
in the presence of:-                      )

/s/ Carson Wen
------------------------------------
Carson Wen
Solicitor; Hong Kong
Heller Ehrman White & McAuliffe


SIGNED by                                 )  For and on behalf of
LEVI HONG KAYE LEE                        )  SUPER INSIGHT LIMITED
for and on behalf of                      )
SUPER INSIGHT LIMITED                     )          /s/ Levi Hong Kaye Lee
                                          )  ---------------------------------
in the presence of :-                     )            Authorized Signature(s)

/s/ Ho Sin Wai, Celia
------------------------------------
Ho Sin Wai, Celia
Solicitor, Hong Kong SAR
Heller Ehrman White & McAuliffe


SIGNED by                                 )  For and on behalf of
                                          )  [CHINESE CHARACTERS]
for and on behalf of                      )  LENTON FIBRE OPTICS DEVELOPMENT
LENTON FIBRE OPTICS                       )  LIMITED
DEVELOPMENT LIMITED                       )          /s/ Chan Kon Fung
                                          )  ---------------------------------
in the presence of :-                     )            Authorized Signature(s)



SIGNED by                                 )
LEVI HONG KAYE LEE                        )  For and on behalf of
for and on behalf of                      )  IMMTECH HONG KONG LIMITED
IMMTECH HONG KONG LIMITED                 )
in the presence of :-                     )            /s/ Levi Hong Kaye Lee
                                          )  ---------------------------------
                                                       Authorized Signature(s)
/s/ Ho Sin Wai, Celia
------------------------------------
Ho Sin Wai, Celia
Solicitor, Hong Kong SAR
Heller Ehrman White & McAuliffe